Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Kandi Technology Group, Inc. on Form F-4/A (File No. 333-259881) (the “Registration Statement”) of our report dated March 30, 2021, with respect to our audit of the consolidated financial statements of Kandi Technology Group, Inc. as of December 31, 2020, and for the year ended December 31, 2020 and our report dated March 30, 2021 with respect to our audit of the effectiveness of internal control over financial reporting of Kandi Technology Group, Inc. as of March 30, 2021, which report appear in the Annual Report on Form 10-K/A of Kandi Technology Group, Inc. for the year ended December 31, 2021. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement. Kandi Technology Group, Inc. elected not to continue the engagement and terminated the engagement with us on October 11, 2021 as indicated by the Current Report on Form 8-K filed with SEC on October 15, 2021. Accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in the Registration Statement for the periods after October 11, 2021.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

Formerly Marcum Bernstein & Pinchuk LLP

New York, New York

October 14, 2022